Exhibit 4.8

Certain identified information in this Exhibit, indicated by the mark “[***],” has been excluded because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Power of Attorney

The undersigned, Jian He, a PRC citizen with identity card number [***], hereby authorizes Lanting Jishi Trade (Shenzhen) Co., Ltd. or its designee to exercise all voting rights that he has as a shareholder of Beijing Lanting Gaochuang Technologies Co., Ltd. (Company) during the effective term hereof, including without limitation nominating and electing, as an authorized representative, the Company’s directors, general manager and other executive officers at the general shareholders’ meeting of the Company.

The aforesaid authorization may not be cancelled unless approved by the board of directors of Lanting Jishi Trade (Shenzhen) Co., Ltd.

The proxy shall exercise the voting rights bestowed upon a shareholder in respect of the Company dutifully and diligently and shall act as directed by the board of directors of Lanting Jishi Trade (Shenzhen) Co., Ltd.

This Power of Attorney shall be effective as of the date of signing and shall be effective so long as the undersigned remains a shareholder of the Company.

Signature:	/s/ Jian He
Date: July 1st, 2019

Power of Attorney

The undersigned, Shenzhen Lanting Huitong Technologies Co., Ltd, a limited liability company incorporated in the People’s Republic of China, hereby authorizes Lanting Jishi Trade (Shenzhen) Co., Ltd. or its designee to exercise all the voting rights that the Company has as a shareholder of Beijing Lanting Gaochuang Technologies Co., Ltd. (Company) during the effective term hereof, including without limitation nominating and electing, as an authorized representative, the Company’s directors, general manager and other executive officers at the general shareholders’ meeting of the Company.

The aforesaid authorization may not be cancelled unless approved by the board of directors of Lanting Jishi Trade (Shenzhen) Co., Ltd.

The proxy shall exercise the voting rights bestowed upon a shareholder in respect of the Company dutifully and diligently and shall act as directed by the board of directors of Lanting Jishi Trade (Shenzhen) Co., Ltd.

This Power of Attorney shall be effective as of the date of signing and shall be effective so long as the undersigned remains a shareholder of the Company.

Shenzhen Lanting Huitong Technologies Co., Ltd.
(Company Seal)

By:	Xin Wen
Authorized Representative: Xin Wen

Date: July 1st, 2019